Exhibit 10.1

Supplemental Agreement No. 5

Dated Effective as of 5 December 2016

To DRILLSHIP CONTRACT dated 27 September, 2012

By and between

ALPHA ADMIRAL COMPANY (the “BUYER”)

and

DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD. (“BUILDER”)

(together, the “Parties” and each individually, a “Party”)

WHEREAS

A.	The Builder and the Buyer are Parties to that certain Drillship Contract dated 27 September 2012 (the “CONTRACT”) for the construction and sale of one (1) Deepwater Drillship with Hull No. 3619. (the “DRILLSHIP”)

B.	On 1 November 2014, the Parties supplemented the CONTRACT by executing Supplemental Agreement No. 1 (“Supplemental Agreement No. 1”), pursuant to which the DELIVERY DATE for the DRILLSHIP was extended from 31 March 2015 (the “Original Delivery Date”) to 30 September 2015 (the “Fall 2015 Delivery Date”) in exchange for payment to the BUILDER by the BUYER of INTERIM PAYMENT 1 (in the amount of USD $50,000,000) on 1 November 2014, INTERIM PAYMENT 2 (in the amount of USD $25,000,000) on 30 June 2015, and USD $2,731,625 on the Fall 2015 Delivery Date (the “Original Financing Payment”).

C.	Effective 6 February 2015, the Parties further supplemented the CONTRACT by executing Supplemental Agreement No. 2 (“Supplemental Agreement No. 2”), pursuant to which the DELIVERY DATE for the DRILLSHIP could potentially be extended for up to two consecutive six month periods as specified therein.

D.	Effective 18 May 2015, the Parties further supplemented the CONTRACT by executing Supplemental Agreement No. 3 (“Supplemental Agreement No. 3”), pursuant to which the Parties modified the payment schedule for the delivery of certain payment milestones as specified in Supplemental Agreement No. 2, as well as certain provisions related to the storage location of the DRILLSHIP within the SHIPYARD prior to the DELIVERY DATE and costs related thereto.

E.	Effective 17 December 2015, the Parties further modified the CONTRACT by executing Supplemental Agreement No. 4 (“Supplemental Agreement No. 4”), which modified the payment schedule for the delivery of certain milestone payments, extended the potential DELIVERY DATE of the DRILLSHIP, and amended certain fees related to the financing and maintenance of the DRILLSHIP while at the SHIPYARD.

F.	The Parties now wish to further amend the payment schedule for the remaining balance for the DRILLSHIP, extend the potential DELIVERY DATE of the DRILLSHIP, and amend certain fees related to the financing and maintenance of the DRILLSHIP.

NOW, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

1.	This Supplemental Agreement No. 5 (the “Agreement”) is supplemental to the CONTRACT and shall be considered an integral part thereof. Unless otherwise defined in this Supplemental Agreement No. 5, words and expressions defined in the CONTRACT or Supplemental Agreement No. 1, Supplemental Agreement No. 2, Supplemental Agreement No. 3 or Supplemental Agreement No. 4 shall have the same meaning when used in this Agreement.

2.	The obligations of the BUILDER and BUYER specified herein are subject to the payment by BUYER’s Affiliate, Alpha Archer Company, of One Hundred and Twenty Five Million United States Dollars (U$ 125,000,000) no later than 15 December 2016 in respect of the construction of Hull No. 3622 that is the subject of that certain contract between Alpha Archer Company and the BUILDER dated 24 June 2013.

3.	BUILDER and BUYER agree to extend the DELIVERY DATE for the DRILLSHIP by an additional twenty four (24) months from the Fall 2017 Delivery Date (the “Revised Extension Period”) to 30 September 2019 (the “Fall 2019 Delivery Date”). Article VII.2.(a) of the CONTRACT shall be deleted in its entirety and shall be replaced with the following:

The DRILLSHIP shall be DELIVERED safely afloat by BUILDER to BUYER at a berth in the SHIPYARD on or before 30th September 2019, except that, in the event of delays in the construction of the DRILLSHIP or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for DELIVERY, the aforementioned date for DELIVERY of the DRILLSHIP shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of DELIVERY is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

4.	Notwithstanding the provisions of Article VII.2. of the CONTRACT (as amended by this Supplemental Agreement No. 5), at any time after the Effective Date of this Agreement but prior to 15 August 2019, BUYER may give BUILDER written notice of its requirement that the DELIVERY DATE for the DRILLSHIP be accelerated to forty five (45) days from the date of such notice (the “Accelerated Delivery Notice – Fall 2019”). In the event an Accelerated Delivery Notice – Fall 2019 is delivered, upon receipt of the Accelerated Delivery Notice – Fall 2019, BUILDER will promptly restart its construction and other activities and use its best efforts to deliver the DRILLSHIP within the forty five (45) day period. In the event BUILDER fails to meet the accelerated DELIVERY DATE and deliver the DRILLSHIP within forty five (45) days from receipt of such notice, BUYER shall not be liable for the Extension Fee – Fall 2017 as specified in Supplemental Agreement No. 4, any interest accrued as specified in Section 6 or Section 8 of this Supplemental Agreement No.5, or for the Holding Costs specified in this Agreement for any day following the forty five day period, in addition to remaining entitled to any other BUYER remedies provided in the CONTRACT.

5.	The BUYER and BUILDER agree to amend and revise the payment schedule for the DRILLSHIP, such that a new INTERIM PAYMENT 5 (“INTERIM PAYMENT 5”) shall be paid by BUYER to BUILDER in the amount of Ten Million United States Dollars (USD $10,000,000) no later than the earlier of the ACTUAL DELIVERY DATE or 30 September 2017, provided, however, that INTERIM PAYMENT 5 shall not be made unless and until the BUILDER has completed all outstanding punch list items to the reasonable satisfaction of BUYER, which shall be confirmed in writing between BUILDER and BUYER as soon as reasonably practicable following such completion. Any punch list items that BUILDER proposes to complete but the BUYER requests to delay until immediately prior to the ACTUAL DELIVERY, with agreement on delay of any such items to be confirmed in writing following the Effective Date of this Agreement, shall no longer be considered outstanding punch list items in relation to the withholding of payment of INTERIM PAYMENT 5. The Parties agree that the CONTRACT PRICE, which was reduced pursuant to Supplemental Agreement No. 1, Supplemental Agreement No. 2, Supplemental Agreement No. 3, and Supplemental Agreement No. 4, shall be further reduced by INTERIM PAYMENT 5 such that PAYMENT MILESTONE 2, due at the DELIVERY DATE of the DRILLSHIP, shall be reduced to Eighty Three Million Nine Hundred Thousand US Dollars (USD $83,900,000.00). Accordingly, Article II.3(b) of the CONTRACT shall be amended such that the phrase “Ninety Three Million Nine Hundred Thousand (USD $93,900,000.00)” shall be deleted in its entirety and replaced with “Eighty Three Million Nine Hundred Thousand (USD $83,900,000.00)”.

6.	The BUYER and BUILDER agree to modify the payment schedule for the DRILLSHIP, such that, notwithstanding the terms in Article II(4)(b) of the CONTRACT, PAYMENT MILESTONE 2 (which, for clarity, as used herein shall include any references to “MILESTONE PAYMENT 2” in Supplemental Agreement No. 1, Supplemental Agreement No. 2, Supplemental Agreement No. 3, and Supplemental Agreement No. 4) shall not be due on the DELIVERY DATE of the DRILLSHIP. Instead, the balance of PAYMENT MILESTONE 2 shall be due and paid, along with certain other fees and interest, as follows:

a.	Commencing on 1 December 2016, and accruing for every day thereafter until the date of payment of INTERIM PAYMENT 5, an amount of interest equal to four and one half percent (4.5%) per annum on the outstanding balance of PAYMENT MILESTONE 2 (“Milestone 2 Interest Amount – A”) shall accrue.

b.	Commencing on the date of payment of INTERIM PAYMENT 5, and accruing for every day thereafter until the ACTUAL DELIVERY DATE, an amount of interest equal to four and one half percent (4.5%) per annum on the outstanding balance of PAYMENT MILESTONE 2 (“Milestone 2 Interest Amount – B”) shall accrue.

7.	Notwithstanding Article VII(3) of the CONTRACT, DELIVERY of the DRILLSHIP shall occur without full payment of the CONTRACT PRICE on the ACTUAL DELIVERY DATE with BUILDER fulfilling all obligations specified in the CONTRACT related to the DRILLSHIP, including but not limited to Article VII, in exchange for:

a.	BUYER and BUILDER executing a promissory note (“Promissory Note”) in substantively identical form to the Promissory Note attached as Exhibit A to this Supplemental Agreement No. 5 effective as of the ACTUAL DELIVERY DATE for the outstanding balance of PAYMENT MILESTONE 2 and Milestone 2 Interest Amount – A, and Milestone 2 Interest Amount – B as specified in Article 6(a)and 6(b) above. Such Promissory Note shall bear interest at five percent (5%) per annum, and shall be due and payable on 30 December 2022, provided, however, that BUYER may pre-pay such Promissory Note in full or in part at any time prior to 31 December 2022 without premium or penalty;

b.	BUYER shall grant to BUILDER a first preferred mortgage over the DRILLSHIP (“Security Interest”) in substantively identical form as the First Preferred Ship Mortgage attached as Exhibit B to this Supplemental Agreement No. 5 effective as of the ACTUAL DELIVERY DATE. Such Security Interest shall be recorded as soon as reasonably practicable with the applicable registry of the Republic of the Marshall Islands, but in any event no longer than fourteen (14) days from the ACTUAL DELIVERY DATE (or such later date to which the BUILDER consents), provided that the DRILLSHIP cannot depart the SHIPYARD until the recordation of such Security Interest is complete unless BUILDER otherwise consents; and

c.	BUYER shall provide BUILDER with an assignment of insurance relating to the DRILLSHIP in substantively identical form as the Assignment of Insurances attached as Exhibit C to this Supplemental Agreement No. 5 effective as of the ACTUAL DELIVERY DATE.

8.

Commencing 1 December 2016, BUYER shall cease to pay to BUILDER the costs and fees set forth in Article 5 of Supplemental Agreement No. 4, and any such accrued and unpaid costs and fees up to and inclusive of 30 November 2016 shall be paid in full by BUYER to BUILDER per the terms of the CONTRACT. Commencing 1 December 2016, BUYER shall owe to BUILDER certain accrued and deferred costs (“Holding Costs”) associated with the holding of the DRILLSHIP at BUILDER’s location as specified in the CONTRACT, including but not limited to Supplemental Agreement No. 4, until the ACTUAL DELIVERY DATE. Notwithstanding Article 5 of Supplemental Agreement No. 4, the Holding Costs shall be accrued from 1 December 2016 until the ACTUAL DELIVERY DATE, and the Holding Costs shall accrue interest at the rate of four and one half percent (4.5%) per annum. The total amount of the accrued Holding Costs plus the accrued interest on such Holding Costs shall be paid in full from BUYER to BUILDER on the ACTUAL DELIVERY DATE of the DRILLSHIP. The Holding Costs shall be comprised of the items set forth in Article 5 of Supplemental Agreement No. 4, with the changes noted below to the following items:

a.	the Vessel Storage at Quay Fee as specified in item no.4 of Appendix 1 to Supplemental Agreement No. 4 shall be amended to Ten Thousand United States Dollars per day (USD $10,000/day), and the corresponding Remark for such item shall be deleted in its entirety and replaced with “Reasonable and documented expenses for electrical shore power plus a maximum aggregate markup of five percent (5%) on such shore power expenses”;

b.	the Supplemental Financing Payment – Summer 2018 shall be deleted in its entirety, and shall no longer accrue effective 1 December 2016;

c.	the Supplemental Classification Payment shall remain at one thousand three hundred and thirty three United States Dollars (USD $1,333.00) per day, provided that the BUILDER shall utilize its reasonable efforts to reduce the cost of such Supplemental Classification Payment as soon as reasonably practicable after completion of the DRILLSHIP, and shall provide written notice to BUYER of such reduction in cost, if any, as soon as reasonably practicable;

d.	the Supplemental Dock Fee shall be deleted in its entirety, and shall no longer accrue effective 1 December 2016; and

e.	the Extension Fee – Fall 2017 shall be deleted in its entirety, and shall cease to be payable monthly effective 1 December 2016.

9.	The BUYER hereby covenants that from date of this Agreement until the ACTUAL DELIVERY DATE, it shall make reasonable efforts to not exercise its right to terminate the Contract (as amended, supplemented and varied from time to time) in accordance with the provisions of Article X of the Contract (as amended, supplemented and varied from time to time). In addition, the BUYER and BUILDER agree that from the date and time of the commencement of the WARRANTY PERIOD, the BUYER, notwithstanding the provisions of Article X Section 1 of the CONTRACT, shall not exercise its rights to terminate the CONTRACT unless one of the following events occurs: i) the DRILLSHIP is declared an actual, constructive, arranged, or compromised total loss prior to ACTUAL DELIVERY DATE, ii) the BUILDER breaches a material obligation of the CONTRACT which materially affects the condition of the DRILLSHIP or the ability for BUILDER to deliver the DRILLSHIP with clear title per Article VII Section 4(e) and such breach cannot be cured prior to, or otherwise results in more than a further thirty (30) day delay to any scheduled DELIVERY DATE, including but not limited to the DELIVERY DATE that has moved due to an Accelerated Delivery Notice – Fall 2019 delivered by BUYER, (iii) the BUILDER voluntarily or involuntarily is made a party to any receivership, liquidation, or bankruptcy proceeding which cannot be cured prior to, or otherwise results in more than a further 30 day delay to any scheduled DELIVERY DATE, including but not limited to the DELIVERY DATE that has moved due to an Accelerated Delivery Notice – Fall 2019, or such proceeding prevents BUILDER from executing the Security Interest or otherwise prevents BUILDER from performing its obligations related to providing to the BUYER deferred financing of the outstanding amounts due under the CONTRACT, as amended and supplemented from time to time, or any third party holding an interest in the BUILDER or DRILLSHIP acts to otherwise prevent the delivery of the DRILLSHIP.

10.	All the terms and conditions of the CONTRACT, Supplemental Agreement No. 1, Supplemental Agreement No. 2, Supplemental Agreement No. 3 and Supplemental Agreement No. 4 shall remain unchanged and be in full force and effect unless otherwise provided hereunder.

11.	The existence and content of this Supplemental Agreement No. 5 shall remain strictly private and confidential to the Parties and their advisors and shall not be disclosed by either Party to any third party (except any financier of the DRILLSHIP or its advisers) absent the agreement of the other Party, save by compulsion of law or regulatory authority.

12.	Each Party hereto confirms that its respective obligations under, arising out of or in connection with, the CONTRACT shall continue in full force and effect as amended by this Supplemental Agreement No. 5.

13.	This Supplemental Agreement No. 5 shall be governed by and construed in accordance with the laws of England and any dispute arising under this Supplemental Agreement No. 5 shall be submitted to arbitration in accordance with Article XIII (DISPUTES AND ARBITRATION) of the CONTRACT.

14.	This Supplemental Agreement No. 5 may be executed by each of the Parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Supplemental Agreement No. 5 in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Supplemental Agreement No. 5, although the original signature pages shall be thereafter appended to this Supplemental Agreement No. 5.

[Signature Page Follows]

For and on behalf of

Alpha Admiral Company

By:	/s/ p.p. Michael McDaniel
Name:	Walter A. Baker
Title:	Director

For and on behalf of

Daewoo Shipbuilding & Marine Engineering Co., Ltd.

By:	/s/ Jae Kwan Seo
Name:	Jae Kwan Seo
Title:	Vice President, Offshore Business

Exhibit A

PROMISSORY NOTE

Date of Original Issuance: [•]	$[•]

FOR VALUE RECEIVED, [ALPHA ADMIRAL COMPANY], an exempted company incorporated in the Cayman Islands (the “Maker”), hereby promises and agrees to pay to the order of [Daewoo Shipbuilding and Marine Engineering Co., Ltd.], a [•] (together with its successors and permitted assigns, the “Holder”), the aggregate principal amount of [•] MILLION [•] THOUSAND [•] HUNDRED and [•]/100 DOLLARS ($[•])1, in lawful money of the United States of America and in immediately available funds, on December 30, 2022 (the “Maturity Date”), together with interest thereon calculated from the date hereof in accordance with the provisions of this Promissory Note (this “Note”).

As used herein, “Delivery Date” shall mean the date of actual unconditional delivery by the Holder of the Marshal Islands flag vessel ATWOOD ADMIRAL, Official No. [    ] (the “Vessel”) in accordance with the Drillship Contract, dated as of September 27, 2012 (as amended, supplemented or otherwise modified, the “Drillship Contract”), by and between Maker and Holder, and as evidenced by a protocol of delivery and acceptance executed by the Maker and the Holder.

Section 1. Payment of Principal.

(a) Voluntary Prepayments. The Maker shall have the right from time to time to prepay in whole or in part, without notice, premium or penalty, the outstanding principal amount of this Note, together with any accrued but unpaid interest thereon owed pursuant to this Note.

(b) Mandatory Payments.

(i) Maturity. The Maker shall pay the outstanding principal amount of this Note, together with any accrued but unpaid interest thereon owed pursuant to this Note, on the Maturity Date.

(ii) Event of Loss. Promptly after receipt of the full amount of the insurance proceeds following an Event of Loss, the Maker shall prepay the outstanding principal amount of this Note, together with any accrued but unpaid interest thereon owed pursuant to this Note to but excluding the date of such prepayment. As used herein, “Event of Loss” shall mean any of the following events: (x) the actual or constructive total loss of the Vessel or the agreed or compromised total loss of the Vessel; or (y) the capture, condemnation, confiscation, requisition for title and not hire, seizure or forfeiture of, or

[1]

NTD: Amount to be filled in on execution date. Amount will be equal to (x) $83,900,000 plus (y) an amount equal to 4.5% interest on such amount from December 1, 2016 until but not including the Delivery Date of the Atwood Admiral plus (z) any accrued and unpaid interest on Interim Payment 5 (as defined in Supplemental Agreement No. 5 to the Drillship Contract).

any taking of title to, the Vessel by any applicable governmental authority. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of the Vessel, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date that the Vessel was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of the Vessel, at the time and on the date of the event giving rise to such damage; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the individual, corporation, partnership or other entity or any government or political subdivision or any agency, department or instrumentality thereof (each, a “Person”) making the same.

(iii) Sale of Vessel. Promptly after receipt of proceeds following the sale or transfer of the Vessel to another Person, the Maker shall prepay the outstanding principal amount of this Note, together with any accrued but unpaid interest thereon owed pursuant to this Note to but excluding the date of such prepayment; provided, that no such prepayment shall be required so long as (i) the Person acquiring the Vessel is an Affiliate (as defined below) of Atwood Oceanics, Inc., a Texas corporation (“AOI”), and (ii) such Person assumes the obligations under this Note and the Mortgage (as defined below), or enters into a new Mortgage, pursuant to agreements reasonably satisfactory to the Holder. In connection with any such assumption, the predecessor Maker will automatically be released from its obligations under this Note and the Mortgage upon the assumption of the obligations under this Note and the Mortgage (or entry into a new Mortgage) by such Affiliate, and such Affiliate will become the Maker hereunder for all purposes hereof with the same force and effect as if originally named herein as the Maker. The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

Section 2. Payment of Interest. Except as otherwise specified in Section 8(a) below, the outstanding principal amount of this Note shall bear simple interest on the entire unpaid principal amount thereof at the per annum rate of five percent (5%) (the “Interest Rate”) until the entire principal amount of this Note shall have been paid in full. Interest shall be payable in arrears on the Maturity Date. If this Note is not repaid in full in accordance with its terms on or before the Maturity Date, interest shall continue to accrue on the unpaid principal amount of this Note, and shall be payable upon demand, until all amounts under this Note have been paid in full. Interest will be computed on the basis of a 365/366-day year and the actual number of days elapsed.

Section 3. Payments Generally. If any payment on this Note becomes due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of New York (any other day, a “Business Day”), such payment will be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on such payment date. Any payment to be made hereunder will be made at the direction of the Holder by

2

wire transfer of immediately available funds to an account designated by the Holder and timely communicated to the Maker. All payments to be made by the Maker hereunder shall be non-refundable and be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

Section 4. Representations and Warranties. Maker represents and warrants to Holder that:

(a) Maker has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Note and the Mortgage and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of the Note and Mortgage. Maker has duly executed and delivered this Note and Mortgage, and each of this Note and the Mortgage constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b) Neither the execution, delivery or performance by Maker of this Note or the Mortgage, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respect any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any material agreement to which Maker is a party.

Section 5. Covenants. So long as any amount under this Note shall remain unpaid, Maker will, unless the Holder consents in writing:

(a) keep the Vessel in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and

(b) maintain with financially sound and reputable insurance companies insurance on the Vessel in at least such amounts and against all such risks as is consistent and in accordance with normal industry practice for similarly situated insureds.

As used herein, “Material Adverse Effect” shall mean a material adverse effect (x) on the ability of Maker to perform its payment obligations under this Note or (y) on the property, assets, nature of assets, operations, liabilities or financial condition of AOI and its subsidiaries, taken as a whole.

Section 6. Collateral. This Note is secured by the First Preferred Ship Mortgage, dated as of the date hereof, executed by the Maker in favor of the Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”).

3

Section 7. Events of Default. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(a) the Maker fails to pay when due on the Maturity Date the full amount of unpaid principal and accrued interest on this Note; or

(b) any representation or warranty made by the Maker in this Note or the Mortgage is false, misleading or incomplete in any material respect on or as of the date made or deemed made; or

(c) the Maker fails to perform or observe any covenant, agreement or provision in this Note or the Mortgage on its part to be performed or observed and such breach remains unremedied for a period of 30 days after the earlier of notice being delivered by Holder to Maker or Maker obtaining knowledge of such breach; or

(d) the Mortgage shall for any reason fail to create a valid and perfected first priority security interest or lien in the Vessel (unless caused by the Holder), except as expressly permitted by the terms of the Mortgage, or the Mortgage shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Mortgage; or

(e) the Maker makes an assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Maker bankrupt or insolvent; or any order for relief with respect to the Maker is entered under the U.S. Bankruptcy Code (or any similar debtor relief law) and the Maker consents to the order or the order is not dismissed within 30 days after it is entered; or the Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Maker or of any substantial part of the assets of the Maker, or commences any proceeding relating to the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Maker and (i) the Maker does not contest the petition, application or proceeding, or (ii) such petition, application or proceeding is not dismissed or withdrawn within 60 days after it is filed or commenced.

Section 8. Consequences of Events of Default. Upon the occurrence and during the continuance of an Event of Default:

(a) the Holder may, at its option, by notice in writing to the Maker, declare the entire principal amount outstanding under this Note (plus all accrued but unpaid interest on the amounts outstanding under this Note) to be, and such principal amount of this Note shall thereupon be and become, immediately due and payable (together with all accrued but unpaid interest thereon) without presentment, demand, protest or notice of any kind (including, without limitation and notice of acceleration), all of which are hereby waived by the Maker, or other action of any kind by the Holder; provided, that, if an Event of Default under Section 7(e) of this Note has occurred, such acceleration shall be automatic and no notice to the Maker shall be required hereunder; and

4

(b) the Holder may, at its option, exercise all of its rights and remedies under applicable law and under this Note and the Mortgage.

The rights and remedies of the Holder under this Note and the Mortgage shall be cumulative, and not exclusive.

Section 9. Expenses. If the Holder expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the Holder hereunder as the result of an Event of Default, or if, as the result of an Event of Default, this Note is placed in the hands of an attorney for collection through any legal proceedings, the Maker shall pay on demand all collection costs and fees reasonably incurred by the Holder, including reasonable and documented out-of-pocket attorneys’ fees of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty.

Section 10. Amendment and Waiver. The provisions of this Note may not be amended or waived without the prior written consent of the Holder and the Maker.

Section 11. Severability; Waiver of Notice; Assignment. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Note. To the extent permitted by law, the Maker, for itself and its successors and assigns, hereby waives presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of this Note. This Note shall not be assignable by the Maker, other than to an Affiliate of AOI in connection with a transfer of the Vessel to such Affiliate, so long as such Affiliate assumes the obligations of Maker under this Note and the Mortgage (or enters into a new Mortgage). In connection with any such assumption, the predecessor Maker will automatically be released from its obligations under this Note and the Mortgage upon the assumption of the obligations under this Note and the Mortgage (or entry into a new Mortgage) by such Affiliate, and such Affiliate will become the Maker hereunder for all purposes hereof with the same force and effect as if originally named herein as the Maker. This Note shall not be assignable by Holder, other than to an Affiliate of Holder. This Note shall inure to the benefit of the Holder and its successors and permitted assigns.

Section 12. Notices. Any notices to be given to the Maker or the Holder under this Note shall be given in the manner, and to the address for such party, set forth below:

(a)	If to Maker:

[Alpha Admiral Company]

c/o Atwood Oceanics, Inc.

Attn: General Counsel

15011 Katy Freeway, Suite 800

Houston, TX 77094

Fax: 832-201-7162

E-mail: notices@atwd.com

5

(b)	If to Holder:

[        ]

[        ]

[        ]

[        ]

Section 13. Intercreditor Agreement. Holder agrees to enter into an intercreditor agreement on terms reasonable to Maker and Holder with any Person that has a lien or security interest in the Vessel or any policies and contracts of insurances relating to the Vessel and related rights that is subordinate to the Mortgage.

Section 14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR THE MORTGAGE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE OR THE MORTGAGE, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER EACH PARTY HERETO, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS NOTE OR THE MORTGAGE BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE PARTIES HERETO. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH PARTY HERETO AT EACH ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 12, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER THE MORTGAGE THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HERETO IN ANY OTHER JURISDICTION.

6

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE MORTGAGE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(e) EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(f) EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY CLAIM, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

Section 15. NOTICE OF FINAL AGREEMENT. THIS WRITTEN NOTE, TOGETHER WITH THE MORTGAGE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE OBLIGATIONS HEREUNDER AND SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 16. Guaranty. In connection with the execution hereof, Atwood Oceanics Pacific Limited is executing on the date hereof a guarantee of this Note in substantially the form attached as Exhibit A (the “Guaranty”).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

7

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

[ALPHA ADMIRAL COMPANY],
as Maker

By:
Name:
Title:

Agreed and accepted:

[DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD.]

By:
Name:
Title:

Signature Page—Promissory Note

Exhibit A

Form of Guaranty

GUARANTY

GUARANTY, dated as of                     , 20         (this “Guaranty”), by Atwood Oceanics Pacific Limited, a company organized and existing under the laws of the Cayman Islands (“Guarantor”), in favor of Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Builder”).

1.	Guaranty. In connection with the entry into Supplemental Agreement No. 5 dated December [•], 2016 to the Drillship Contract dated September 27, 2012 (the “Supplement”), with Alpha Admiral Company (“Buyer”), and to induce the Builder to extend credit pursuant to that certain Promissory Note, dated as of the date hereof (the “Promissory Note”), from Buyer to Builder, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Builder and its successors and permitted assigns, the prompt payment and performance when due of all present and future obligations of Buyer to Builder arising out of the Promissory Note (collectively, the “Obligations”).

2.	Nature of Guaranty. This is a guarantee of payment and performance and not collection. Guarantor agrees that Builder may look to Guarantor for payment and performance of any of the Obligations, whether or not Builder shall have proceeded against Buyer with respect to any of the Obligations. Builder shall not be obligated to file any claim relating to the Obligations in the event that Buyer becomes subject to any bankruptcy, insolvency or similar proceeding, and the failure of Builder to so file shall not affect Guarantor’s obligations hereunder.

3.	Changes in Obligations and Agreements Relating Thereto; Merger of Buyer; Waiver of Certain Notices and Rights. Guarantor agrees that Builder may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Guarantor, extend the time of payment or performance of, or renew any of the Obligations, and may also make any agreement with Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Builder and Buyer without in any way impairing or affecting this Guaranty. If Buyer merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, Guarantor shall nonetheless continue to be liable for the Obligations. Guarantor waives (i) notice of the acceptance of this Guaranty and of the Obligations, (ii) all requirements as to promptness, diligence, presentment, demand for payment, performance or otherwise, filing of claims, protest, notice of dishonor and notice of any kind with respect to this Guaranty, and (iii) any requirement that Builder exhausts any right or take any action against Buyer, any collateral security or any other person or entity, or perfect its security interest in any collateral security.

4.	No Waiver; Cumulative Rights. No failure on the part of Builder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Builder of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Builder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Builder at any time or from time to time.

5.	Assignment. Neither this Guaranty nor any rights, interests or obligations hereunder may be assigned (except by operation of law), (i) in the case of the Guarantor, without the prior written consent of Builder and (ii) in the case of the Builder, other than to an Affiliate (as defined in the Promissory Note) of the Builder.

6.	Notices. All notices or demands on Guarantor or Builder shall be in the manner provided in Section 12 of the Promissory Note and shall be addressed as follows,:

To Guarantor:	Atwood Oceanics Pacific Limited
c/o Atwood Oceanics, Inc.
Attn: General Counsel
15011 Katy Freeway, Suite 800
Houston, TX 77094
Fax: 832-201-7162
E-mail: notices@atwd.com

To Builder:

Attention:
Fax:

or to such other address or fax number as the notifying party shall have provided to the receiving party by written notice as herein set out.

7.	Continuing Guaranty. Subject to the provisions of Section 9 hereof, this Guaranty shall become effective as of the date first above written and shall remain in full force and effect and shall inure to the benefit of Builder, its successors and permitted assigns, and shall be binding on Guarantor, its successors and permitted assigns until all of the Obligations have been paid in full.

8.	Limitation on Obligations Guaranteed. Notwithstanding any other provision hereof, the obligations of Guarantor hereunder shall not at any time exceed an amount equal to $1.00 less than the lowest amount which would render Guarantor’s obligations hereunder void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantee set forth herein and the obligations of Guarantor hereunder. To effectuate the foregoing, the Builder and the Guarantor hereby irrevocably agree that the Obligations of Guarantor in respect of the guarantee hereunder at any time shall be limited to the maximum amount as will result in the Obligations of Guarantor with respect hereof not constituting a fraudulent transfer or conveyance.

9.	Termination. On the date upon which the Obligations have been paid in full, this Guaranty shall terminate and have no further force or effect.

10.	Governing Law; Submission to Jurisdiction. The Guarantor and, by its acceptance of this Guaranty, the Builder, hereby agree:

(a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) IN THE EVENT OF ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS GUARANTY, EACH OF GUARANTOR AND BUILDER HEREBY ACCEPT, IRRESPECTIVE OF DOMICILE OR RESIDENCE, THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT COURT OF NEW YORK AS VENUE WITH NOTICE PROVIDED IN THE MANNER SET FORTH IN SECTION 6.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by Guarantor to Builder as of the date first above written.

Guarantor:

ATWOOD OCEANICS PACIFIC LIMITED

By:
Name:
Title:

Exhibit B

[FORM OF]

FIRST PREFERRED SHIP MORTGAGE

FIRST PREFERRED SHIP MORTGAGE (this “Mortgage”), dated the         day of             , 20[•] by ALPHA ADMIRAL COMPANY, an exempted company incorporated in the Cayman Islands, with offices at P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, qualified as a Foreign Maritime Entity in the Marshall Islands (the “Shipowner”) and [DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD.], a [•], as mortgagee (together with any successor mortgagee, the “Mortgagee”), with offices at [•]. Except as otherwise defined herein, terms used herein and defined in the Note (as defined below) shall be used herein as therein defined.

WHEREAS, the Shipowner is the owner of the whole of the Marshall Islands flag vessel ATWOOD ADMIRAL, Official No. [•] (the “Vessel”) which vessel has been duly documented in the name of the Shipowner in accordance with laws of the Republic of the Marshall Islands; and

WHEREAS, in connection with the Shipowner’s purchase of the Vessel from the Mortgagee and the Mortgagee’s financing a portion of the purchase price thereof, the Shipowner has heretofore executed and delivered a promissory note, dated as of the date hereof, to the Mortgagee (the “Note”);

WHEREAS, a copy of the Note is attached hereto as Exhibit A;

WHEREAS, the Shipowner, in order to secure its obligations under the Note and the repayment of the principal and interest thereon and all other sums of money owing to the Mortgagee by the Shipowner from time to time under the Note or this Mortgage and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Note, and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Shipowner, has duly authorized the execution and delivery of this Mortgage under and pursuant to Chapter 3 of Title 47 of the Marshall Islands Revised Code, as amended; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the payment of all obligations under the Note according to the terms thereof and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof and with the provisions of the Note (all such obligations and other sums hereinafter called the “Obligations”), the Shipowner hereby covenants and agrees with the Mortgagee as follows:

ARTICLE I

OBLIGATIONS AND GRANTING CLAUSE

Section 1. Security for Obligations.

This Mortgage is given as security for the Obligations.

Section 2. Granting Clause.

In consideration of the premises and the additional covenants herein contained and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, and for the purpose of securing as a priority in favor of the Mortgagee, the due and punctual payment and performance of the Obligations, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and permitted assigns, the whole of the Vessel, including, without limitation, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment, spare parts, and all other appurtenances (including without limitation drilling masts, rotary tables, substructures, draw work, engines, pumps, blowout prevention equipment, drill pipe and drill bits) thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to the vessel or any part thereof, including all items and appurtenances aforesaid, in each case, to the extent owned by the Shipowner (the “Collateral”).

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and permitted assigns, to its and to its successors’ and permitted assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Obligations as and when the same shall become due and payable in accordance with the terms of the Note and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Note expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF THE SHIPOWNER.

The Shipowner represents, warrants, covenants and agrees with the Mortgagee as follows:

Section 1. The Shipowner is a company duly organized and existing under the laws of the Cayman Islands and is duly qualified as a Foreign Maritime Entity under the laws of the Marshall Islands and shall so remain during the life of this Mortgage. The Shipowner has full power and authority to own and mortgage the Vessel; has full right and entitlement to register the Vessel in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken. The Obligations and this Mortgage are and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 2. (a) The Shipowner will pay or cause to be paid the Obligations and will observe, perform and comply with the covenants, terms and conditions herein and in the Note, express or implied, on its part to be observed, performed or complied with. In the event of inconsistency between this Mortgage and the Note, the provisions of this Mortgage shall prevail but only to the extent required by Marshall Islands law.

(b) The Obligations are in United States Dollars and the term “USD” when used herein shall mean such United States Dollars. Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Obligations shall be payable in terms of United States Dollars when due and in United States Dollars when paid, whether such payment is made before or after the due date.

Section 3. The Shipowner will cause this Mortgage to be duly recorded with the Office of the Maritime Administrator, Republic of Marshall Islands, in accordance with the provisions of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended, and will otherwise comply with and satisfy all of the provisions of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended, in order to establish and maintain this Mortgage as a first preferred mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Obligations.

Section 4. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Vessel duly documented thereunder.

Section 5. The Shipowner will pay and discharge all taxes, assessments, governmental charges or levies imposed on the Vessel or any income or profits therefrom, in each case on a timely basis; provided that the Shipowner shall not be required to pay any such tax, assessment charge which is being contested in good faith and by proper proceedings if the Shipowner has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles in the United States (“GAAP”).

Section 6. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause each such certified copy to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than Permitted Liens (as defined below), and to any representative of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Ship Mortgage (the “Mortgage”) in favor of [DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD] as Mortgagee, under authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended. Under the terms of said Mortgage, neither the owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except Permitted Liens (as defined in the Mortgage), a copy of which is available on board for inspection upon the request of any party having business with the Vessel.”

As used herein, “Permitted Liens” means the following types of liens:

(a) the lien pursuant this Mortgage;

(b) statutory liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(c) liens for taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP;

(d) liens arising by reason of any judgment, decree or order of any court so long as such lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(e) liens incurred in the ordinary course of business of the Mortgagor arising from Vessel chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to the Vessel or masters, officers’ or crews’ wages, salvage and maritime liens, in the case of each of the foregoing, (i) which were not incurred or created to secure the payment of indebtedness and (ii) (x) for payments not more than ninety (90) days past-due, or which can thereafter be paid without penalty or (y) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP; and

(f) any liens subordinate to the lien pursuant to this Mortgage.

Section 7. (a) The Shipowner lawfully owns and is lawfully possessed of the Vessel; and the Shipowner does hereby warrant and will defend the title and possession thereof and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

(b) The Shipowner may transfer ownership of the Vessel to an Affiliate, subject to the conditions set forth in the Note.

Section 8. If a libel or complaint is filed against the Vessel or the Vessel is otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will, promptly after acquiring knowledge thereof, notify the Mortgagee thereof by e-mail, telex or telefax confirmed by letter, at its address, as specified in this Mortgage, and will use commercially reasonable efforts to cause the Vessel to be released, and will promptly notify the Mortgagee thereof in the manner aforesaid. The Shipowner will notify the Mortgagee within 10 days after it has become known to the Shipowner of any average or salvage incurred by the Vessel.

Section 9. (a) The Shipowner will at all times, and without cost or expense to the Mortgagee, upgrade, maintain and preserve, or cause to be upgraded, maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessel, or cause it to be kept, in such condition as will entitle the Vessel to the classification applicable for rigs of the same age and type in by DNV GL or another internationally recognized classification society. The Vessel shall, and the Shipowner covenants that it will, at all times comply in all material respects with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will, without cost or expense to the Mortgagee, following receipt of a written request from the Mortgagee, undertake to promptly advise and confirm to the Mortgagee of the following:

1. any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Shipowner’s or the Vessel’s membership in the classification society; and

2. the Shipowner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; and

3. if the Shipowner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

Notwithstanding the above undertaking given for the benefit of the Mortgagee, the Shipowner shall continue to be responsible to the classification society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the classification society, and nothing herein or therein shall be construed as imposing any obligation or liability of the Mortgagee to the classification society in respect thereof.

(b) The Shipowner shall promptly notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding any material accident or accident involving repairs where the aggregate cost is likely to exceed Fifty Million United States Dollars (USD 50,000,000) (or its equivalent in another currency), any major damage to the Vessel, any event affecting the Vessel’s class, any occurrence in consequence whereof the Vessel has become or is likely to suffer an Event of Loss.

Section 10. The Shipowner will not transfer or change the flag or port of documentation of the Vessel without prior notice to the Mortgagee; provided, that if such transfer or change occurs, the Shipowner shall ensure that Mortgagee retains a first preferred mortgage over the Vessel.

Section 11. The Shipowner shall keep the Vessel insured in accordance with the terms of the Note.

Section 12. (a) To the extent provided for in the Note, this Mortgage shall extend to and constitute a lien upon, and the Shipowner hereby grants the Mortgagee a security interest in, proceeds resulting from or relating to any disposition in respect of the Vessel as security for the Obligations.

(b) The Shipowner hereby irrevocably authorizes the Mortgagee to file and record financing statements under the Uniform Commercial Code in any jurisdiction where the same may be in force or under any legislation having similar effect for the purpose of perfecting or continuing the perfection of the security interests granted by the Shipowner to the Mortgagee herein without obtaining the signature of the Shipowner thereto. The Shipowner hereby irrevocably authorizes the Mortgagee to execute any such financing statement or similar document in the name of the Shipowner.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES.

Section 1. Events of Default. Should an Event of Default occur pursuant to the terms thereof, such event shall also, at the option of the Mortgagee, constitute an “Event of Default” hereunder.

Section 2. Consequences of Events of Default. Upon the occurrence and during the continuance of an Event of Default, the security constituted by this Mortgage shall become immediately enforceable, and the enforcement remedies specified herein can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Note or any rights under the Guaranty and the Mortgagee shall have the right, to:

(a) By notice in writing to the Shipowner, declare all the then unpaid Obligations to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable; provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 7(e) of the Note, then and in such case, the Obligations shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(b) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the laws of the Republic of the Marshall Islands or of any other jurisdiction where the Vessel may be found;

(c) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(d) Demand that Shipowner shall surrender to the Mortgagee possession of the Vessel;

(e) The Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all day rates, hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or, pursuant to subsection (f) below, all reasonable and documents out-of-pocket costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock it at any other place at the cost and expense of the Shipowner;

(f) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell the Vessel, at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by statute, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address, fourteen (14) days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in a daily newspaper of general circulation published in the City of Houston, State of Texas or if the place of sale should not be in Houston, Texas then by publication of a similar notice at or near the place of sale; in the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; the sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. The Shipowner agrees that any sale made in accordance with the terms of this paragraph shall be deemed made in a commercially reasonable manner insofar as it is concerned;

(g) Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Vessel as required by Article II, Section 12 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to the Mortgagee; and

(h) Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 3. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under it. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Obligations. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 4. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner, during the continuation of any Event of Default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and in behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

Section 5. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand deliver to the Mortgagee the Vessel to a location designated by the Mortgagee as demanded. If the Mortgagee shall be entitled to take any legal proceedings to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the day rates, freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

Section 6. During the continuation of any Event of Default, the Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released, and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7. The Shipowner covenants that upon the happening of any Event of Default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Obligations; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee’s agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or the Mortgagee hereunder, in each case, as required by Section 9 of the Note. All moneys collected by the Mortgagee under this Article II, Section 7 shall be applied by the Mortgagee in accordance with Article II, Section 11.

Section 8. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. The Mortgagee shall not be required or bound to enforce any of its rights under the Note prior to enforcing its rights under this Mortgage. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations maturing after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to exercise its remedies due to any future Event of Default or of any past Event of Default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9. If at any time after an Event of Default and prior to the actual sale of the Collateral by the Mortgagee or prior to any enforcement or foreclosure proceedings, the Shipowner offers completely to cure all Events of Default and to pay all reasonable expenses, advances and damages to the Mortgagee consequent on such Events of Default, then the Mortgagee must accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11. (a) The proceeds of any sale of the Collateral and the net earnings of any charter operation or other use of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied:

first, to the payment of all indemnities and expenses payable to the Mortgagee under the Notes and this Mortgage;

second, to all accrued and unpaid interest on the principal of the Note;

third, to the outstanding principal amount under the Note; and

fourth, the balance, if any, to the Shipowner or such other Person as may be legally entitled thereto.

(b) To the extent the proceeds of the sale of the Collateral are not sufficient to pay the aggregate amount of the Obligations, the Shipowner shall remain liable for such deficiency. Without limiting the generality of the foregoing, the rights and remedies of the Mortgagee under this Mortgage and the other agreements, documents and instruments securing or guarantying any of the Obligations shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any right or remedy.

Section 12. Until one or more Events of Default shall happen and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Collateral and (b) shall have the right, from time to time, in its discretion, and without application to this Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, promptly replacing the same (except to the extent that, individually or in the aggregate, any removal shall not materially diminish the value of the Vessel) by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

Section 13. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b) In the event that the Note or this Mortgage, or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, or if any third party shall fail or refuse to recognize any of the powers granted to the Mortgagee hereunder when it is sought to exercise them, this shall not affect the validity or enforceability of all or any other parts of the Note or this Mortgage or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements, documents and instruments and do such things as the Mortgagee may reasonably deem to be necessary to carry out the true intent of this Mortgage and the Note.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

(d) In the event that the title, or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11(a) of this Article III. In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

Section 14. In the event of any legal proceedings, the Shipowner accepts for itself and subsequent owners of the Vessel, irrespective of domicile or residence, the nonexclusive jurisdiction of the Courts of the State of New York or the United States District Court of the Southern District Court of New York as venue with notice provided in the manner set forth in Section 14(b) of the Note.

ARTICLE IV

SUNDRY PROVISIONS

Section 1. This Mortgage shall not be assignable by Mortgagee, other than to an Affiliate of Mortgagee. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its respective successors and permitted assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such permitted assignee or transferee.1

Section 2. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3. Any notice or other communication to be given pursuant hereto shall be in the manner provided in Section 12 of the Note and addressed as provided therein.

Section 4. Except as provided in Section 6 of this Article IV or with the prior consent of the Mortgagee and the Shipowner, none of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever.

Section 5. (a) After the Obligations have been paid in full, this Mortgage and the security interest created hereby shall automatically terminate, and the Mortgagee, at the request and expense of the Shipowner, will execute and deliver to the Shipowner a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and will duly release (without recourse and without any representation or warranty) the Collateral, together with any monies at the time held by the Mortgagee or any of its sub-agents hereunder.

(b) In the event that the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by the Note or is otherwise released with the consent of the Mortgagee and the proceeds of such sale or other disposition or from such release are applied in accordance with the provisions of the Mortgage to the extent required to be so applied, the Mortgagee will duly release, without recourse and without any representation or warranty, the Collateral from this Mortgage.

(c) At any time that the Shipowner desires that the Mortgagee release the Collateral as provided in Section 6(a) or (b) of Article IV hereof, the Shipowner shall deliver to the Mortgagee a certificate signed by an authorized officer of the Shipowner stating that the release of the Collateral is permitted pursuant to such Section 6(a) or (b).

Section 6. The Recitals Clauses and the Granting Clause of this Mortgage are incorporated in and are made a part of this Mortgage.

[1]	NTD: See Note.

Section 7. For the purpose of recording this Mortgage as required by Chapter 3 of the Maritime Act of 1990 of the Republic of the Marshall Islands, as amended, the total principal amount of direct and contingent obligations secured by this Mortgage is [            ] United States Dollars (US$ [            ])[•]2, and interest, expenses and performance of mortgage covenants. The discharge amount is the same as the total amount. It is not intended that this Mortgage shall include property other than the Collateral and it shall not include property other than the Collateral as the term “vessel” is used in the Chapter 3 of the Maritime Act of 1990 of the Republic of the Marshall Islands, as amended. Notwithstanding the foregoing, for property other than the Collateral, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

Section 8. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS.

Section 9. Further Assurances. The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b) preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d) facilitating the appropriation or realization of the Vessel or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e) the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon written demand by the Mortgagee.

Section 10. Additional Rights of the Mortgagee. In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Vessel, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Vessel (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

[2]	To match the principal amount of the Note.

IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed the day and year first above written.

ALPHA ADMIRAL COMPANY,
as Shipowner

By:
[Name:	Walter A. Baker
Title:	Director]

ACKNOWLEDGEMENT

STATE OF TEXAS	§

COUNTY OF HARRIS	§

On this          day of                     , 2016, before me personally appeared [Walter A. Baker], on behalf of ALPHA ADMIRAL COMPANY, and who has executed the foregoing instrument on behalf of said company and declared to me that he/she signed his/her name thereto by authority of the Board of Directors of said company and as the free act and deed of such company, and that his/her signature on said instrument is authentic.

Notary Public

ANNEX A TO

FIRST PREFERRED SHIP MORTGAGE

NOTE

A-1

Exhibit C

ALPHA ADMIRAL COMPANY

ASSIGNMENT OF INSURANCES

[            ], 20[    ]

1. ALPHA ADMIRAL COMPANY, a company organized and existing under the laws of the Cayman Islands (the “Assignor”), in consideration of the Holder referred to therein entering into the transactions described in the Promissory Note (as defined below), and for Ten Dollars (USD 10.00) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as the owner of the whole of the Marshall Islands flag vessel ATWOOD ADMIRAL, Official No. [            ] (the “Vessel”) has collaterally assigned and by this instrument does hereby collaterally assign and grants a security interest to DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD., as Holder, and its successors and permitted assigns (the “Assignee”), in and to, all right, title and interest of the Assignor under, in and to (i) all policies and contracts of insurance from time to time taken out by or on behalf of the Assignor insuring physical damage to the Vessel, including but not limited to (1) hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any) and (2) war risk, (ii) all claims, returns of premium and other monies and claims for monies due and to become due under said insurances or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances and (iv) any proceeds of any of the foregoing (collectively, the “Insurances”) and (v) any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of the Vessel (“Requisition Compensation”). Terms used herein and not otherwise defined herein shall be used as defined in the Promissory Note, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the “Promissory Note”) from Assignor to Assignee.

2. The Assignor has executed and delivered the Promissory Note, and the Assignor has granted the Assignee a First Preferred Ship Mortgage (the “Mortgage”) on the Vessel to secure its obligations under the Promissory Note. This Assignment of Insurances (this “Assignment”) is given as security for all amounts due and to become due to the Assignee under the Promissory Note (the “Obligations”).

3. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Insurances to perform all of the respective obligations assumed thereunder and the Assignee shall have no obligation or liability whatsoever under the Insurances by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

4. The Assignor does hereby constitute the Assignee, its successors and permitted assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the

Assignor or otherwise), upon the occurrence and continuance of an Event of Default or an Event of Loss, to ask, require, demand, receive compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the Insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

5. The Assignor hereby covenants and agrees to procure that notice of this Assignment, substantially in the form of Schedule 1 attached hereto, shall be duly given to all underwriters, and that it shall request that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby, clauses as to loss payee as its interests may appear substantially in the form set out in Schedule 2 attached hereto or in the event of a material change from such form, as the Assignee may consent to or approve in writing. In all cases, unless otherwise agreed to in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as a loss payee as its interests may appear and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

6. (a) Any monies collected or received by the Assignee hereunder in respect of an Event of Loss shall be applied by the Assignee in the manner provided in Article III, Section 11 of the Mortgage.

(b) Absent an Event of Loss, all moneys collected or received by the Assignor pursuant to this Assignment (other than Requisition Compensation) shall be applied to the reimbursement for repair and/or replacement of damaged property of the Vessel and for other covered expenses under the Insurances.

7. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Insurances, of this Assignment or of any of the rights created by the Insurances or this Assignment; provided, however, this clause shall not limit or prohibit in any way the Assignor from (i) naming other Persons as additional assureds under policies of Insurance as their interests may appear, but such claims shall at all times be subordinated to the interest of the Assignee hereunder and consistent with the Loss Payable Clause attached as Schedule 2 hereto and (ii) assigning or pledging the whole or any part of the right, title and interest hereby assigned, to any other Person, so long as the liens and interests of such other Person are subordinate to this Assignment.

8. All notices, requests, consents, demands, and other communications provided for or permitted hereunder shall be in the manner provided in Section 12 of the Promissory Note and addressed as provided therein.

2

9. Any payments made pursuant to the terms hereof shall be made to the Assignee to such account or accounts as may, from time to time be designated by the Assignee or as the Assignee may otherwise instruct.

10. Except as provided in Section 11 of this Assignment, none of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever without the prior written consent of the Assignor and the Assignee.

11. (a) After the Termination Date (as defined below), this Assignment and the security interest created hereby shall automatically terminate, and the Assignee, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Assignment, and will duly release (without recourse and without any representation or warranty) the Insurances as have not theretofore been released pursuant to this Assignment, together with any monies at the time held by the Assignee or any of its sub-agents hereunder. As used in this Assignment, “Termination Date” shall mean (i) the date upon which the Obligations have been paid in full or (ii) the date upon which a permitted assignee of the Assignor enters into a new Assignment pursuant to Section 13.

(b) At any time that the Assignor desires that the Assignee release the Insurances as provided in Section 11(a) hereof, the Assignor shall deliver to the Assignee a certificate signed by an authorized officer of the Assignor stating that the release of the Insurances is permitted pursuant to such Section 11(a).

12. (a) THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) IN THE EVENT OF ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS ASSIGNMENT, THE PARTIES HERETO HEREBY ACCEPT, IRRESPECTIVE OF DOMICILE OR RESIDENCE, THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT COURT OF NEW YORK AS VENUE WITH NOTICE PROVIDED IN THE MANNER SET FORTH IN SECTION 14(B) OF THE NOTE.

13. The Assignor may transfer ownership of the Vessel to an Affiliate of Atwood Oceanics, Inc. provided that (i) such Affiliate assumes the Obligations and assumes the Assignor’s obligations under this Assignment (or enters into a new Assignment) on terms and conditions acceptable to the Assignee and (ii) the assumption of this Assignment (or the entry into a new Assignment) is evidenced by all filings required by the Uniform Commercial Code of the State of New York.

14. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Assignment by facsimile transmission or by electronic mail in .pdf form shall be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed as of the date first written above.

ALPHA ADMIRAL COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT OF INSURANCES (ALPHA ADMIRAL)]

DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT OF INSURANCES (ALPHA ADMIRAL)]

SCHEDULE 1 TO ASSIGNMENT OF INSURANCES

NOTICE OF ASSIGNMENT OF INSURANCE

PLEASE TAKE NOTICE that the undersigned, the owner of the whole of the Marshall Islands flag vessel ATWOOD ADMIRAL, Official No. [            ] (the “Vessel”), has collaterally assigned all of its right, title and interest in and to all insurances (including hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any) and war risk) insuring physical damage to the Vessel to DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD, as Assignee under an Assignment of Insurances dated [            ], 20[    ]. This Notice of Assignment and the applicable loss payable clause in the form hereto attached as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

DATED:             , 20[    ].

ALPHA ADMIRAL COMPANY

By:
Name:
Title:

SCHEDULE 2 TO ASSIGNMENT OF INSURANCES

LOSS PAYABLE CLAUSE

Loss, if any, payable to DAEWOO SHIPBUILDING AND MARINE ENGINEERING CO., LTD. (the “Mortgagee”), for distribution by the Mortgagee to itself and to ALPHA ADMIRAL COMPANY, as owner (the “Owner”), as their respective interests may appear, or order, except that, unless the underwriters have been notified by the Mortgagee that an Event of Default has occurred, in the case of any loss involving any damage to the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved, or if the Owner or bareboat charterer of the Vessel shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S.$50,000,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee (not to be unreasonably withheld, conditioned or delayed if no Event of Default exists and such proceeds are to be used for the repair and/or replacement of damaged property and for other covered expenses).

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Marshall Islands First Preferred Ship Mortgage relating to the Vessel.